UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 8, 2011 (July 5, 2011)

MONAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54166
(Commission File No.)

Suite 1302, Sino Favour Centre
1 On Yip Street
Chaiwan
Hong Kong, China
(Address of principal executive offices and Zip Code)

852-9738-1945
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 5, 2011 we entered into a stock exchange agreement with certain shareholders of Integrated Clinical Care Corporation (“ICC”), a privately held Nevada corporation, to acquire up to 19,895,668 restricted shares of ICC common stock in consideration of issuing up to 50,000,000 shares of our restricted common stock.  Closing will occur upon completion of our due diligence investigation and upon ICC supplying the information required by Item 2.01(f) of Form 8-K.

ITEM 7.01	REGULATION FD DISCLOSURE.

On July 5, 2011, we announced that we have entered into a binding agreement with the shareholders of Integrated Clinical Care Corporation (“ICC”) to acquire 100% of the shares of ICC, a privately held Nevada corporation with offices in New York and Montreal, Canada.  Monar will issue restricted shares to acquire the shares of ICC.  ICC has exclusive, unlimited, perpetual and worldwide rights to a complete Health Care IT system developed at a cost of some $50 Million over a 10-year period.

ITEM 9.01                      EXHIBITS.

Exhibit	Document Description

2.1	Stock Exchange Agreement.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 8th day of July, 2011.

MONAR INTERNATIONAL INC.

BY:	ROBERT CLARKE
Robert Clarke
President and Principal Executive Officer